SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2020

Date of Report

(Date of Earliest Event Reported)

UNITED CAPITAL CONSULTANTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55741	81-4625084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3210 East Coralbell Avenue

Mesa, Arizona 95204

(Address of principal executive offices) (zip code)

480-666-4116

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	N/A	N/A

Special Note Regarding Forward-Looking Statements

This report contains forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. In some cases, forward-looking statements are identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect the Company’s current views respecting future events and are based on assumptions and subject to risks and uncertainties.

Also, forward-looking statements represent the Company’s estimates and assumptions only as of the date of this report. You should read this report and the documents that the Company references and files as exhibits to this report in their entirety and with the understanding that actual future results may be materially different from what the Company expects. Except as required by law, the Company assumes no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available or other events occur in the future.

Item 1.01 Entry into a Material Definitive Agreement

Engagement Agreement between United Capital Consultants, Inc. and Westwood Capital, LLC.

Effective as of April 17, 2020, United Capital Consultants, Inc. (“UCC” or the “Company”) entered into an Engagement Agreement (the “Agreement”) with Westwood Capital, LLC, a Delaware limited liability company (“Westwood”), pursuant to which Westwood shall provide investment banking, placement and advisory services in connection with financing for certain projects located in Thailand. In connection with any Project Financing or communications with Potential Investors (as these terms are defined in the Agreement, which is incorporated herein by reference), Westwood will serve as the Company’s exclusive advisor and placement agent.

In exchange for the services to be provided under the Agreement, Westwood shall receive fees as follows: (1) Upon the closing of any transaction involving the placement of equity or equity-like securities, a Transaction Fee (the “Transaction Fee”) of five percent (5%) of the gross principal amount of such equity or equity-like securities (which shall include committed and un-drawn amounts); (2) Upon the closing of any transaction involving the placement of mezzanine or subordinated debt, a Transaction Fee of three and one half-percent (3.5%) of the gross principal amount of such subordinated debt (which shall include committed and undrawn amounts); (3) Upon the closing of any transaction involving the placement of senior secured or unsecured debt, a Transaction Fee one and one-half percent (1.5%) of the gross principal amount of such senior debt (which shall include committed and un-drawn amounts); and (4) If Westwood assists the Company in completing a transaction of a type not otherwise contemplated herein, Westwood shall receive compensation in an amount equal to that which is usual and customary for major bracket investment bankers for transactions of that type and size as agreed to between Westwood and the Company. In addition to the above fees, Westwood or its designated affiliate shall receive a non-refundable advisory fee (the “Advisory Fee”) of $50,000, payable $10,000 per month, with the first installment payable upon execution of this Agreement and each additional installment of $10,000 due and payable on the 15th day of the next month. If, within fifteen (15) days of Westwood’s receipt of USD $30,000 in Advisory Fees, the Company elects not to proceed with the Financing, then the Company’s obligation to pay additional Advisory Fees shall cease. Advisory Fees shall not, in any event, exceed USD $50,000 and all Advisory Fees shall be credited against Transaction Fees.

The initial term of the Agreement shall extend to April 17, 2021 (“Initial Term”) and shall automatically be extended for additional periods of six (6) months each unless terminated by written notice given by either party at least 30 days prior to the end of the Initial Term or any extension thereto. The forgoing notwithstanding, the Company shall have, for a period of 60 days, a one-time right to terminate the Agreement by written notice on the 90-day anniversary of the Agreement.

Item 9.01 Financial Statements and Exhibits

Exhibits

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission.

10.7*	Engagement Agreement between United Capital Consultants, Inc. and Westwood Capital, LLC

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 7, 2020

UNITED CAPITAL CONSULTANTS, INC.

By: /s/ Clayton Patterson
Clayton Patterson
President